As filed with the U.S. Securities and Exchange Commission on February 9, 2021
under the Securities Act of 1933, as amended.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Power & Digital Infrastructure Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	86-1243837
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Code)

321 North Clark Street, Suite 2440
Chicago, IL 60654
(312) 262-5642
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick C. Eilers
Chief Executive Officer
321 North Clark Street, Suite 2440
Chicago, IL 60654
(312) 262-5642
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Debbie P. Yee, P.C. Lance K. Hancock Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 Tel: (713) 836-3600 Fax: (713) 836-3601	E. Ramey Layne Alan Beck Vinson & Elkins L.L.P. 1001 Fannin Street Houston, Texas 77002 Tel: (713) 758-2222 Fax: (713) 758-2346

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-252355

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one redeemable warrant	5,750,000 units	$10.00	$57,500,000	$6,274.00
Class A common stock included as part of the units(3)	5,750,000 shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	1,437,500 warrants	—	—	—	(4)
Total			$57,500,000	$6,274.00	(5)

(1)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-252355).
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $287,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-252355), which was declared effective by the Securities and Exchange Commission on February 9, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $57,500,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ option to purchase additional units.

The Registration Statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed with respect to the registration of 5,750,000 additional units of Power & Digital Infrastructure Acquisition Corp, a Delaware corporation (the “Registrant”), each consisting of one share of Class A common stock and one-fourth of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. This Registration Statement relates to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-252355) (the “Prior Registration Statement”), initially filed by the Registrant on January 22, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on February 9, 2021. The required opinion of counsel and related consent and accountant's consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at U.S. Bank as soon as practicable (but no later than the close of business as of February 10, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than February 10, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-252355) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement.

Exhibit No.	Description
5.1	Opinion of Kirkland & Ellis LLP, Counsel to the Registrant.
23.1	Consent of Marcum LLP.
23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).
24	Power of Attorney (included on signature page to the initial filing of the Registration statement).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on the 9th day of February 2021.

POWER & DIGITAL INFRASTRUCTURE ACQUISITION CORP.

By:	/s/ Patrick C. Eilers
Name:	Patrick C. Eilers
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Patrick C. Eilers	Chief Executive Officer and Director	February 9, 2021
Patrick C. Eilers	(Principal Executive Officer)

*	Chief Financial Officer	February 9, 2021
James P. Nygaard, Jr.	(Principal Financial and Accounting Officer)

*	Director (Chairman)	February 9, 2021
Theodore J. Brombach

/s/ Paul Dabbar	Director	February 9, 2021
Paul Dabbar

/s/ Paul Gaynor	Director	February 9, 2021
Paul Gaynor

/s/ Colleen Sullivan	Director	February 9, 2021
Colleen Sullivan

/s/ Scott Widham	Director	February 9, 2021
Scott Widham

*By:	/s/ Patrick C. Eilers
Patrick C. Eilers
Attorney-in-Fact

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